DATE: November 2, 2022
XENIA HOTELS & RESORTS REPORTS THIRD QUARTER 2022 RESULTS
Orlando, FL – November 2, 2022 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended September 30, 2022.
Third Quarter 2022 Highlights
•Net Loss: Net loss attributable to common stockholders was $1.7 million, or $0.01 per share
•Adjusted EBITDAre: $53.8 million, increased 52.1% compared to the third quarter of 2021
•Adjusted FFO per Diluted Share: $0.31, increased $0.18 compared to the third quarter of 2021
•Same-Property Occupancy: 64.2%, increased 880 basis points compared to the third quarter of 2021 and decreased 1,200 basis points compared to the third quarter of 2019

•Same-Property ADR: $247.74, increased 8.7% and 15.6% compared to the third quarter of 2021 and 2019, respectively

•Same-Property RevPAR: $159.06, increased 25.9% and decreased 2.6% compared to the third quarter of 2021 and 2019, respectively
•Same-Property Hotel EBITDA: $52.2 million, increased 31.9% and 1.4% compared to the third quarter of 2021 and 2019, respectively
•Same-Property Hotel EBITDA Margin: 24.0%, decreased 17 basis points and increased 48 basis points compared to the third quarter of 2021 and 2019, respectively
•Dividends: The Company reinstated a quarterly dividend of $0.10 per share to common stockholders of record on September 30, 2022.

“We are encouraged by recent operating trends as we experienced significant improvement in business transient and group demand in the second half of September and throughout October,” said Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. “While August demand was slightly below our forecast, third quarter RevPAR was in-line with our expectations, despite a modest impact from Hurricane Ian. Average rate remained a particular bright spot, with Same-Property ADR increasing 15.6% over 2019 levels. Though our third quarter Same-Property Hotel EBITDA Margin increased by 48 basis points relative to 2019, higher property-level labor expenses caused margin growth to fall short of our expectations. However, we remain optimistic about recent demand trends and have confidence in our operators' ability to continue to manage expense growth, as they have historically, and now that staffing has returned to more normalized levels."

“Despite the overall uncertain economic climate, we are pleased with the transition from a recovery primarily driven by leisure demand to a more traditional mix of leisure, business transient and group demand within our portfolio,” continued Mr. Verbaas. “September results were particularly encouraging with Same-Property RevPAR increasing 2.7% over the same month in 2019 and the occupancy gap to 2019 decreasing significantly compared to prior months. This reflected the seasonal shift in our business to more business transient and group which supported healthy mid-week occupancy gains particularly after Labor Day. We estimate that October Same-Property RevPAR was in-line with 2019 results at approximately $196, with occupancy of approximately 71% and ADR of approximately $276, representing an estimated 13% increase to 2019."
Operating Results
The Company’s results include the following:

	Three Months Ended September 30,			Change From
	2022	2021	2019	2021		2019
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income (loss) attributable to common stockholders	$(1,663)	$(22,193)	$10,315	92.5%		(116.1)%
Net income (loss) per share available to common stockholders - basic and diluted	$(0.01)	$(0.20)	$0.09	95.0%		(111.1)%

Same-Property Number of Hotels(1)	32	32	32	—		—
Same-Property Number of Rooms(1)(5)	8,866	8,868	8,869	(2)		(3)
Same-Property Occupancy(1)	64.2%	55.4%	76.2%	880	bps	(1,200)	bps
Same-Property Average Daily Rate(1)	$247.74	$227.97	$214.29	8.7%		15.6%
Same-Property RevPAR(1)	$159.06	$126.35	$163.28	25.9%		(2.6)%
Same-Property Hotel EBITDA(1)(2)	$52,179	$39,569	$51,483	31.9%		1.4%
Same-Property Hotel EBITDA Margin(1)(2)	24.0%	24.1%	23.5%	(17)	bps	48	bps

Total Portfolio Number of Hotels(3)	34	35	40	(1)		(6)
Total Portfolio Number of Rooms(3)(5)	9,812	10,011	11,167	(199)		(1,355)
Total Portfolio RevPAR(4)	$157.91	$119.17	$164.25	32.5%		(3.9)%

Adjusted EBITDAre(2)	$53,836	$35,391	$62,579	52.1%		(14.0)%
Adjusted FFO(2)	$35,590	$15,281	$53,330	132.9%		(33.3)%
Adjusted FFO per diluted share(2)	$0.31	$0.13	$0.47	138.5%		(34.0)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. "Same-Property" also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the periods presented.
2.See tables later in this press release for reconciliations from net income (loss) to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
5.Two rooms at Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch were removed from inventory in 2022 and one room at Grand Bohemian Hotel Mountain Brook, Autograph Collection was removed in 2020.

	Nine Months Ended September 30,			Change From
	2022	2021	2019	2021		2019
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income (loss) attributable to common stockholders	$20,661	$(120,582)	$39,791	117.1%		(48.1)%
Net income (loss) per share available to common stockholders - basic and diluted	$0.18	$(1.06)	$0.35	117.0%		(48.6)%

Same-Property Number of Hotels(1)	32	32	32	—		—
Same-Property Number of Rooms(1)(5)	8,866	8,868	8,869	(2)		(3)
Same-Property Occupancy(1)	64.0%	47.6%	77.7%	1,640	bps	(1,370)	bps
Same-Property Average Daily Rate(1)	$258.10	$216.23	$228.13	19.4%		13.1%
Same-Property RevPAR(1)	$165.17	$102.91	$177.32	60.5%		(6.9)%
Same-Property Hotel EBITDA(1)(2)	$195,713	$76,926	$205,855	154.4%		(4.9)%
Same-Property Hotel EBITDA Margin(1)(2)	28.7%	19.3%	28.2%	939	bps	55	bps

Total Portfolio Number of Hotels(3)	34	35	40	(1)		(6)
Total Portfolio Number of Rooms(3)(5)	9,812	10,011	11,167	(199)		(1,355)
Total Portfolio RevPAR(4)	$162.69	$95.35	$171.85	70.6%		(5.3)%

Adjusted EBITDAre(2)	$192,405	$59,131	$230,123	225.4%		(16.4)%
Adjusted FFO(2)	$130,708	$3,570	$184,848	3,561.3%		(29.3)%
Adjusted FFO per diluted share(2)	$1.13	$0.03	$1.62	3,666.7%		(30.2)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the nine months ended September 30, 2021 as if all hotel rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the periods presented.
2.See tables later in this press release for reconciliations from net income (loss) to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company. Includes hotels that had temporarily suspended operations for a portion of the nine months ended September 30, 2021 as if all hotel rooms were available for sale.
5.Two rooms at Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch were removed from inventory in 2022 and one room at Grand Bohemian Hotel Mountain Brook, Autograph Collection was removed in 2020.
Transactions
During the third quarter, the Company entered into an agreement to sell the 115-room Bohemian Hotel Celebration, Autograph Collection in Celebration, FL for $27.75 million, or approximately $241,000 per key. The sale price represents a 15.3x multiple on 2019 Hotel EBITDA or a 12.0x multiple on Hotel EBITDA for the twelve months ended September 30, 2022. The transaction closed in October.
Also, during the third quarter, the Company entered into an agreement to sell the 189-room Kimpton Hotel Monaco Denver for $69.75 million, or approximately $369,000 per key. The sale price represents a 14.9x multiple on 2019 Hotel EBITDA or a 20.6x multiple on Hotel EBITDA for the twelve months ended September 30, 2022. The Company expects the transaction to close in the fourth quarter, subject to customary closing conditions.

“The completed disposition of Bohemian Hotel Celebration and the expected sale of Kimpton Hotel Monaco Denver are further evidence of our ability to enhance our liquidity and balance sheet strength by monetizing non-strategic assets at attractive valuation multiples while continually enhancing the quality and growth profile of our portfolio,” commented Mr. Verbaas. “We initiated the potential disposition process earlier in the year and are pleased with the execution and pricing on both transactions, despite the recent uncertainty in overall economic conditions in general and financing markets in particular.”
“We believe that the timing of the sale of Bohemian Hotel Celebration is appropriate and opportunistic, as the strength in leisure demand and desirability of the greater Orlando market created an opportunity to dispose of a small non-strategic asset with substantial near-term capital needs at attractive pricing,” continued Mr. Verbaas. “We maintain a very meaningful presence in the Orlando market which continues to benefit from a diverse set of demand drivers, including continued strong leisure demand and improving group and corporate demand.”
“Meanwhile, the disposition of Kimpton Hotel Monaco Denver, if completed as anticipated, will provide the Company with enhanced financial and investment flexibility. We remain bullish on the Denver market, as evidenced by our continued ownership of and capital investments into The Ritz-Carlton, Denver. The sale of Kimpton Hotel Monaco Denver will also enhance our ability to pursue future investment opportunities in the Denver market that could be better long-term strategic fits for the Company,” concluded Mr. Verbaas.
Proceeds from both transactions are expected to be used for general corporate purposes, which may include share repurchases, debt repayment, capital expenditures and acquisitions consistent with the Company’s long-term strategy.
Balance Sheet and Liquidity
As of September 30, 2022, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.28%. The Company had approximately $260 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving credit facility, resulting in total liquidity of approximately $710 million as of September 30, 2022. In addition, the Company held approximately $51 million of restricted cash and escrows at the end of the third quarter.
Capital Markets
Upon exiting the covenant waiver period, restrictions on share repurchases were lifted. Since then and through October 28, 2022, the Company repurchased 536,412 shares of common stock at a weighted-average price of $15.26 per share for total consideration of approximately $8.2 million. The Company has $86.5 million in capacity remaining under its repurchase authorization.
Capital Expenditures
During the three and nine months ended September 30, 2022, the Company invested $18.8 million and $40.7 million in portfolio improvements, respectively.
At Park Hyatt Aviara Resort, Golf Club & Spa, a comprehensive renovation of the golf course began in the second quarter and is now substantially complete. The Company continued planning work on a significant upgrade to the resort’s spa and wellness amenities which will be branded as a Miraval Life in Balance Spa upon completion early in the second quarter of 2023.
At Kimpton Canary Hotel Santa Barbara, the Company finalized planning of the guest room renovation which is expected to begin in the fourth quarter of 2022 and be completed in the first quarter of 2023. The Company continued the comprehensive renovation of Grand Bohemian Hotel Orlando with renovation of all public spaces scheduled for completion in the fourth quarter of 2022 and the commencement of guest room renovations in the second quarter of 2023.

During the quarter the Company substantially completed the renovation of bathrooms at Marriott Woodlands Waterway Hotel & Convention Center including the conversion of bathtubs to walk-in showers in approximately 75% of the guest rooms, as well as the renovation of meeting space at Fairmont Pittsburgh and meeting space at Royal Palms Resort & Spa. The Company plans to renovate and reconfigure suites at The Ritz-Carlton, Denver which will result in three additional keys at the hotel in the fourth quarter.
The Company continued planning work on a comprehensive renovation of Kimpton Hotel Monaco Salt Lake City that is expected to commence in the second quarter of 2023.
The Company continues to focus on several building infrastructure projects with a particular emphasis on environmentally sustainable projects to enhance the useful life of its physical structures, including six chiller replacements or upgrades in 2022.
Hurricane Ian Update
In late September, Hurricane Ian caused limited property damage and disruption at the Company's Key West, Orlando, Savannah, and Charleston, SC hotels. All hotels remained open during and after the storm. The Company anticipates the total impact of Hurricane Ian, inclusive of revenue disruption and repair and cleanup costs, to be less than $2.0 million.
Business Interruption Insurance Proceeds
In the third quarter, the Company recognized approximately $2.5 million in business interruption insurance proceeds for lost revenues at Loews New Orleans Hotel due to the impact of Hurricane Ida in August 2021 and lost revenues at certain properties due to the impact of Texas winter storms in early 2021.
Full Year 2022 Outlook and Guidance
The Company is revising its full year outlook based on the current economic environment. This outlook assumes no additional acquisitions, dispositions, equity offerings, or share repurchases. This outlook includes Kimpton Hotel Monaco Denver as owned through year-end. Same-Property (31 Hotel) RevPAR change includes all hotels owned as of November 2, 2022 except Hyatt Regency Portland at the Oregon Convention Center and W Nashville.

	Full Year 2022 Guidance
	Low End	High End
	($ in millions, except stats and per share data)
Net Income	$35	$43
Same-Property (31 Hotel) RevPAR Change (vs. 2019)	(5.50)%	(4.50)%
Adjusted EBITDAre	$250	$258
Adjusted FFO	$171	$179
Adjusted FFO per Diluted Share	$1.48	$1.55
Additional guidance assumptions:
•General and administrative expenses are projected to be approximately $24 million, excluding non-cash share-based compensation.
•Interest expense is projected to be approximately $77 million, excluding non-cash loan related costs.
•Capital expenditures are projected to be approximately $85 million.
•115.7 million weighted average diluted shares/units

Third Quarter 2022 Earnings Call
The Company will conduct its quarterly conference call on Wednesday, November 2, 2022 at 1:00 PM Eastern Time. To participate in the conference call, please dial (844) 200-6205, access code 949442. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 33 hotels and resorts comprising 9,697 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, The Kessler Collection, and Davidson. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, or other future events, the outlook related to the continued effects of the COVID-19 pandemic and other macroeconomic factors, including on the demand for travel, transient and group business, capital expenditures, timing of renovations, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the ongoing impact of the COVID-19 recovery and other macroeconomic factors, including inflation, rising interest rates and increased concerns over a near-term recession, on our business, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the ability of hotel managers to successfully navigate the continued impacts of the COVID-19 pandemic; (iv) the pace of recovery following the COVID-19 pandemic or any resurgence; (v) factors such as the availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population; (vi) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (vii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, cyber incidents, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (viii) the availability and terms of financing and capital and the general volatility of securities markets; (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (x) interest rate increases; (xi) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xii) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiii) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xiv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xv) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvi) levels of spending in business and leisure segments as well as consumer confidence; (xvii) declines in occupancy and average daily rate, (xviii) the seasonal and cyclical nature of the real estate and hospitality businesses, (xix) changes in distribution arrangements, such as through Internet travel intermediaries; (xx) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxi) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxii) monthly cash expenditures and the uncertainty around predictions; (xxiii) inflationary caution and pressures; (xxiv) labor shortages; (xxv) disruptions in supply chains resulting in delays or inability to procure required products; and (xxvi) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2022 and December 31, 2021
($ amounts in thousands, except per share data)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$460,615	$431,427
Buildings and other improvements	3,091,556	2,856,671
Total	$3,552,171	$3,288,098
Less: accumulated depreciation	(945,659)	(888,717)
Net investment properties	$2,606,512	$2,399,381
Cash and cash equivalents	259,885	517,377
Restricted cash and escrows	50,788	36,854
Accounts and rents receivable, net of allowance for doubtful accounts	38,709	28,528
Intangible assets, net of accumulated amortization	5,162	5,446
Other assets	62,371	65,109
Assets held for sale	68,939	34,621
Total assets	$3,092,366	$3,087,316
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,429,518	$1,494,231
Accounts payable and accrued expenses	107,823	84,051
Distributions payable	11,660	89
Other liabilities	80,864	68,559
Liabilities associated with assets held for sale	3,532	2,305
Total liabilities	$1,633,397	$1,649,235
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 114,263,213 and 114,306,727 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	$1,143	$1,143
Additional paid in capital	2,089,463	2,090,393
Accumulated other comprehensive income (loss)	94	(4,089)
Accumulated distributions in excess of net earnings	(647,248)	(656,461)
Total Company stockholders' equity	$1,443,452	$1,430,986
Non-controlling interests	15,517	7,095
Total equity	$1,458,969	$1,438,081
Total liabilities and equity	$3,092,366	$3,087,316

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three and Nine Months Ended September 30, 2022 and 2021
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rooms revenues	$142,604	$109,753	$431,382	$260,594
Food and beverage revenues	76,153	44,004	240,669	105,739
Other revenues	21,911	19,027	62,415	46,277
Total revenues	$240,668	$172,784	$734,466	$412,610
Expenses:
Rooms expenses	36,163	27,099	101,803	65,024
Food and beverage expenses	55,888	33,764	161,796	80,534
Other direct expenses	6,155	5,059	17,815	12,993
Other indirect expenses	64,590	50,902	181,509	132,276
Management and franchise fees	9,083	6,025	27,758	15,009
Total hotel operating expenses	$171,879	$122,849	$490,681	$305,836
Depreciation and amortization	34,311	32,076	99,127	98,281
Real estate taxes, personal property taxes and insurance	11,228	9,731	33,452	31,268
Ground lease expense	685	405	2,035	1,187
General and administrative expenses	8,972	7,466	25,841	22,484
Gain on business interruption insurance	(2,487)	—	(2,487)	(1,116)
Impairment and other losses	—	1,759	1,278	14,072
Total expenses	$224,588	$174,286	$649,927	$472,012
Operating income (loss)	$16,080	$(1,502)	$84,539	$(59,402)
Other income (loss)	1,767	186	2,671	(2,503)
Interest expense	(20,583)	(21,358)	(61,474)	(59,799)
Loss on extinguishment of debt	—	—	(294)	(1,356)
Net income (loss) before income taxes	$(2,736)	$(22,674)	$25,442	$(123,060)
Income tax benefit (expense)	1,029	(43)	(4,148)	(377)
Net income (loss)	$(1,707)	$(22,717)	$21,294	$(123,437)
Net loss (income) attributable to non-controlling interests	44	524	(633)	2,855
Net income (loss) attributable to common stockholders	$(1,663)	$(22,193)	$20,661	$(120,582)

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Continued
For the Three and Nine Months Ended September 30, 2022 and 2021
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Basic and diluted income (loss) per share:
Net income (loss) per share available to common stockholders - basic and diluted	$(0.01)	$(0.20)	$0.18	$(1.06)
Weighted-average number of common shares (basic)	114,322,269	113,809,212	114,334,110	113,798,761
Weighted-average number of common shares (diluted)	114,322,269	113,809,212	114,719,309	113,798,761

Comprehensive income (loss):
Net income (loss)	$(1,707)	$(22,717)	$21,294	$(123,437)
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	36	(163)	2,932	2,389
Reclassification adjustment for amounts recognized in net (loss) income (interest expense)	(147)	1,598	1,697	5,999
	$(1,818)	$(21,282)	$25,923	$(115,049)
Comprehensive loss (income) attributable to non-controlling interests	47	490	(1,079)	2,649
Comprehensive income (loss) attributable to the Company	$(1,771)	$(20,792)	$24,844	$(112,400)

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors, in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, hotel property acquisition, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotels during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) hotel acquisition and terminated transaction costs, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and comprehensive income (loss) include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as hotel property acquisition, terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units. Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended September 30, 2022, 2021, and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended September 30,
	2022	2021	2019
Net income (loss)	$(1,707)	$(22,717)	$10,670
Adjustments:
Interest expense	20,583	21,358	12,293
Income tax expense (benefit)	(1,029)	43	(2,442)
Depreciation and amortization	34,311	32,076	39,072
EBITDA	$52,158	$30,760	$59,593
Impairment of investment properties(1)	—	759	—
EBITDAre	$52,158	$31,519	$59,593

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(105)	$(104)	$(99)
Gain on insurance recoveries(2)	(1,037)	—	—
Loss on extinguishment of debt	—	—	662
Acquisition, terminated transaction and pre-opening expenses	—	—	2,295
Amortization of share-based compensation expense	2,813	2,875	128
Non-cash ground rent and straight-line rent expense	3	33	—
Other non-recurring expenses(3)	4	1,068	—
Adjusted EBITDAre attributable to common stock and unit holders	$53,836	$35,391	$62,579
Corporate-level costs and expenses	3,499	4,668	5,205
Pro forma hotel adjustments, net	(5,156)	(490)	(16,301)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$52,179	$39,569	$51,483
1.During the three months ended September 30, 2021, the Company recorded a $0.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period. Additionally, during the third quarter of 2021, Loews New Orleans Hotel was impacted by Hurricane Ida and the Company recorded an impairment loss of $0.5 million, which represents the write off of the net book value of property damaged during the storm.
2.During the three months ended September 30, 2022, the Company recorded $1.0 million of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income (loss) on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
3.During the three months ended September 30, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.0 million. These amounts are included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended September 30, 2022 and 2021 on page 19 and for the three months ended September 30, 2022 and 2019 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Nine Months Ended September 30, 2022, 2021 and 2019
(Unaudited)
($ amounts in thousands)

	Nine Months Ended September 30,
	2022	2021	2019
Net income (loss)	$21,294	$(123,437)	$41,157
Adjustments:
Interest expense	61,474	59,799	37,260
Income tax expense (benefit)	4,148	377	9,844
Depreciation and amortization	99,127	98,281	118,760
EBITDA	$186,043	$35,020	$207,021
Impairment of investment properties(1)	—	13,072	14,771
EBITDAre	$186,043	$48,092	$221,792

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(311)	$(306)	$(303)
Gain on insurance recoveries(2)	(3,550)	—	—
Loss on extinguishment of debt	294	1,356	214
Acquisition, terminated transaction and pre-opening expenses	—	—	947
Amortization of share-based compensation expense	8,598	8,813	7,091
Non-cash ground rent and straight-line rent expense	35	84	382
Other non-recurring expenses(3)	1,296	1,092	—
Adjusted EBITDAre attributable to common stock and unit holders	$192,405	$59,131	$230,123
Corporate-level costs and expenses	17,124	16,781	16,555
Pro forma hotel level adjustments, net	(13,816)	2,130	(40,001)
Other	—	(1,116)	(822)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$195,713	$76,926	$205,855
1.During the nine months ended September 30, 2021, the Company recorded a $12.6 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period. Additionally, during the third quarter of 2021, Loews New Orleans Hotel was impacted by Hurricane Ida and the Company recorded an impairment loss of $0.5 million, which represents the write off of the net book value of property damaged during the storm. During the nine months ended September 30, 2019, the Company recorded a $14.8 million impairment loss related to Marriott Chicago at Medical District/UIC which was attributed to a projected future decline in operating profits.
2.During the nine months ended September 30, 2022, the Company recorded $3.6 million of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021 which are included in other income (loss) on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
3.During the nine months ended September 30, 2022, the Company recorded hurricane-related repair and cleanup costs of $1.3 million and during the nine months ended September 30, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.0 million. These amounts are included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the nine months ended September 30, 2022 and 2021 on page 19 and for the nine months ended September 30, 2022 and 2019 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
For the Three Months Ended September 30, 2022, 2021, and 2019
(Unaudited)
(amounts in thousands)

	Three Months Ended September 30,
	2022	2021	2019
Net income (loss)	$(1,707)	$(22,717)	$10,670
Adjustments:
Depreciation and amortization related to investment properties	34,206	31,972	38,973
Impairment of investment properties(1)	—	759	—
FFO attributable to common stock and unit holders	$32,499	$10,014	$49,643
Reconciliation to Adjusted FFO
Gain on insurance recoveries(2)	(1,037)	—	—
Acquisition, terminated transaction and pre-opening expenses	—	—	662
Loan related costs, net of adjustment related to non-controlling interests(3)	1,308	1,291	602
Amortization of share-based compensation expense	2,813	2,875	2,295
Non-cash ground rent and straight-line rent expense	3	33	128
Other non-recurring expenses(4)	4	1,068	—
Adjusted FFO attributable to common stock and unit holders	$35,590	$15,281	$53,330
Weighted-average shares outstanding - Diluted(5)	115,421	113,809	114,353
Adjusted FFO per diluted share	$0.31	$0.13	$0.47
1.During the three months ended September 30, 2021, the Company recorded a $0.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period. Additionally, during the third quarter of 2021, Loews New Orleans Hotel was impacted by Hurricane Ida and the Company recorded an impairment loss of $0.5 million, which represents the write off of the net book value of property damaged during the storm.
2.During the three months ended September 30, 2022, the Company recorded $1.0 million of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income (loss) on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
3.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
4.During the three months ended September 30, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.0 million. These amounts are included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
5.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
For the Nine Months Ended September 30, 2022, 2021 and 2019
(Unaudited)
($ amounts in thousands)

	Nine Months Ended September 30,
	2022	2021	2019
Net income (loss)	$21,294	$(123,437)	$41,157
Adjustments:
Depreciation and amortization related to investment properties	98,816	97,975	118,457
Impairment of investment properties(1)	—	13,072	14,771
FFO attributable to common stock and unit holders	$120,110	$(12,390)	$174,385
Reconciliation to Adjusted FFO
Gain on insurance recoveries(2)	(3,550)	—	—
Loss on extinguishment of debt	294	1,356	214
Acquisition, terminated transaction and pre-opening expenses	—	—	947
Loan related costs, net of adjustment related to non-controlling interests(3)	3,925	4,615	1,829
Amortization of share-based compensation expense	8,598	8,813	7,091
Non-cash ground rent and straight-line rent expense	35	84	382
Other non-recurring expenses(4)	1,296	1,092	—
Adjusted FFO attributable to common stock and unit holders	$130,708	$3,570	$184,848
Weighted-average shares outstanding - Diluted(5)	115,781	114,603	114,282
Adjusted FFO per diluted share	$1.13	$0.03	$1.62
1.During the nine months ended September 30, 2021, the Company recorded a $12.6 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period. Additionally, during the third quarter of 2021, Loews New Orleans Hotel was impacted by Hurricane Ida and the Company recorded an impairment loss of $0.5 million, which represents the write off of the net book value of property damaged during the storm. During the nine months ended September 30, 2019, the Company recorded a $14.8 million impairment loss related to Marriott Chicago at Medical District/UIC which was attributed to a projected future decline in operating profits.
2.During the nine months ended September 30, 2022, the Company recorded $3.6 million of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021 which are included in other income (loss) on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
3.Loan related costs included amortization of debt premiums, discounts and deferred loan origination costs.
4.During the nine months ended September 30, 2022, the Company recorded hurricane-related repair and cleanup costs of $1.3 million and during the nine months ended September 30, 2021, the Company recorded estimated hurricane-related repair and cleanup costs of $1.0 million. These amounts are included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income (loss) for the period then ended.
5.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
for Full Year 2022 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$39
Adjustments:
Interest expense	82
Income tax expense	2
Depreciation and amortization	134
EBITDA	$257
Gain on sale of investment property	(12)
EBITDAre	$245
Amortization of share-based compensation expense	11
Other(1)	(2)
Adjusted EBITDAre	$254

Reconciliation of Net Income to Adjusted FFO
for Full Year 2022 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$39
Adjustments:
Depreciation and amortization related to investment properties	134
Gain on sale of investment property	(12)
FFO	$161
Amortization of share-based compensation expense	11
Other(2)	3
Adjusted FFO	$175
1.Includes gain on insurance recoveries, hurricane clean-up costs, depreciation and amortization of corporate assets, loss on the extinguishment of debt, and non-cash ground rent.
2.Includes loan cost amortization, gain on insurance recoveries, hurricane clean-up costs, loss on the extinguishment of debt, and non-cash ground rent.

Xenia Hotels & Resorts, Inc.
Debt Summary as of September 30, 2022
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of September 30, 2022

Mortgage Loans
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed(2)	4.45%		August 2024	$100,000
Andaz Napa	Partially Fixed (3)	4.43%		September 2024	54,830
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	55,967
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	110,649
Total Mortgage Loans		4.52%	(4)		$321,446
Corporate Credit Facilities
Revolving Credit Facility(5)	Variable	5.37%		February 2024	—
Corporate Credit Facility Term Loan(6)	Variable	4.47%		September 2024	125,000
Total Corporate Credit Facilities					$125,000
2020 Senior Notes	Fixed	6.38%		August 2025	500,000
2021 Senior Notes	Fixed	4.88%		June 2029	500,000
Loan premiums, discounts and unamortized deferred financing costs, net(7)					(16,928)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.28%	(4)		$1,429,518
1.The rates shown represent the annual interest rates as of September 30, 2022. The variable index for the Renaissance Atlanta Waverly Hotel & Convention Center mortgage loan is daily SOFR and for the Andaz Napa mortgage loan is one-month LIBOR. The variable index for the corporate credit facilities reflects a 25 basis point LIBOR floor which is applicable for the value of all corporate credit facilities not subject to an interest rate hedge.
2.A variable interest loan for which the interest rate had been fixed through October 2022, after which the rate reverted to variable.
3.A variable interest loan for which the interest rate had been fixed on $25 million of the balance through October 2022, after which the rate reverted to variable.
4.Weighted-average interest rate as of September 30, 2022.
5.The Revolving Credit Facility had undrawn capacity of $450 million. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio.
6.A variable interest loan for which the LIBOR spread may vary, as it is determined by the Company's leverage ratio.
7.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Nine Months Ended September 30, 2022 and 2021
($ amounts in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021		Change	2022	2021		Change
Same-Property Occupancy(1)	64.2%	55.4%	880	bps	64.0%	47.6%	1,640	bps
Same-Property Average Daily Rate(1)	$247.74	$227.97		8.7%	$258.10	$216.23		19.4%
Same-Property RevPAR(1)	$159.06	$126.35		25.9%	$165.17	$102.91		60.5%
Same-Property Revenues(1):
Rooms revenues	$129,799	$103,087		25.9%	$399,875	$249,153		60.5%
Food and beverage revenues	67,092	42,289		58.7%	220,790	103,065		114.2%
Other revenues	20,848	18,602		12.1%	60,411	45,340		33.2%
Total Same-Property revenues	$217,739	$163,978		32.8%	$681,076	$397,558		71.3%
Same-Property Expenses(1):
Rooms expenses	$33,007	$25,068		31.7%	$94,619	$61,291		54.4%
Food and beverage expenses	49,031	32,306		51.8%	147,056	78,044		88.4%
Other direct expenses	6,015	5,022		19.8%	17,505	12,901		35.7%
Other indirect expenses	58,532	46,929		24.7%	167,089	122,936		35.9%
Management and franchise fees	8,456	5,731		47.5%	26,254	14,508		81.0%
Real estate taxes, personal property taxes and insurance	9,820	8,971		9.5%	30,765	29,834		3.1%
Ground lease expense	699	382		83.0%	2,075	1,118		85.6%
Total Same-Property hotel operating expenses	$165,560	$124,409		33.1%	$485,363	$320,632		51.4%
Same-Property Hotel EBITDA(1)	$52,179	$39,569		31.9%	$195,713	$76,926		154.4%
Same-Property Hotel EBITDA Margin(1)	24.0%	24.1%	(17)	bps	28.7%	19.3%	939	bps
1.“Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the nine months ended September 30, 2021. "Same-Property" also includes disruption from the COVID-19 pandemic in 2022 and 2021 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total Revenues - GAAP	$240,668	$172,784	$734,466	$412,610
Pro forma hotel level adjustments	(22,929)	(8,806)	(53,390)	(15,052)
Total Same-Property Revenues	$217,739	$163,978	$681,076	$397,558

Total Hotel Operating Expenses - GAAP	$171,879	$122,849	$490,681	$305,836
Real estate taxes, personal property taxes and insurance	11,228	9,731	33,452	31,268
Ground lease expense, net(a)	699	382	2,075	1,118
Other income	(74)	(67)	(195)	(195)
Corporate-level costs and expenses	(407)	(202)	(1,286)	(383)
Pro forma hotel level adjustments, net(b)	(17,766)	(8,284)	(39,365)	(17,012)
Total Same-Property Hotel Operating Expenses	$165,560	$124,409	$485,363	$320,632
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center and W Nashville, which are not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Nine Months Ended September 30, 2022 and 2019
($ amounts in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2019		Change	2022	2019		Change
Same-Property Occupancy(1)	64.2%	76.2%	(1,200)	bps	64.0%	77.7%	(1,370)	bps
Same-Property Average Daily Rate(1)	$247.74	$214.29		15.6%	$258.10	$228.13		13.1%
Same-Property RevPAR(1)	$159.06	$163.28		(2.6)%	$165.17	$177.32		(6.9)%
Same-Property Revenues(1):
Rooms revenues	$129,799	$133,231		(2.6)%	$399,875	$429,331		(6.9)%
Food and beverage revenues	67,092	68,494		(2.0)%	220,790	248,650		(11.2)%
Other revenues	20,848	17,493		19.2%	60,411	52,239		15.6%
Total Same-Property revenues	$217,739	$219,218		(0.7)%	$681,076	$730,220		(6.7)%
Same-Property Expenses(1):
Rooms expenses	$33,007	$33,539		(1.6)%	$94,619	$102,088		(7.3)%
Food and beverage expenses	49,031	50,300		(2.5)%	147,056	163,651		(10.1)%
Other direct expenses	6,015	6,427		(6.4)%	17,505	19,478		(10.1)%
Other indirect expenses	58,532	57,971		1.0%	167,089	176,952		(5.6)%
Management and franchise fees	8,456	8,127		4.0%	26,254	28,303		(7.2)%
Real estate taxes, personal property taxes and insurance	9,820	10,447		(6.0)%	30,765	31,015		(0.8)%
Ground lease expense	699	924		(24.4)%	2,075	2,878		(27.9)%
Total Same-Property hotel operating expenses	$165,560	$167,735		(1.3)%	$485,363	$524,365		(7.4)%
Same-Property Hotel EBITDA(1)	$52,179	$51,483		1.4%	$195,713	$205,855		(4.9)%
Same-Property Hotel EBITDA Margin(1)	24.0%	23.5%	48	bps	28.7%	28.2%	55	bps
1.“Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes disruption from the COVID-19 pandemic in 2022 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and nine months ended September 30, 2022 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2019	2022	2019
Total Revenues - GAAP	$240,668	$268,931	$734,466	$866,903
Pro forma hotel level adjustments	(22,929)	(49,713)	(53,390)	(136,683)
Total Same-Property Revenues	$217,739	$219,218	$681,076	$730,220

Total Hotel Operating Expenses - GAAP	$171,879	$187,180	$490,681	$580,053
Real estate taxes, personal property taxes and insurance	11,229	13,331	33,452	38,968
Ground lease expense, net(a)	699	924	2,075	2,878
Other income	(74)	(80)	(195)	(205)
Pre-opening expenses	—	135	—	277
Corporate-level costs and expenses	(407)	(298)	(1,286)	(1,009)
Pro forma hotel level adjustments, net(b)	(17,766)	(33,457)	(39,365)	(96,597)
Total Same-Property Hotel Operating Expenses	$165,560	$167,735	$485,362	$524,365
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center and W Nashville, which are not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets

Market(2)	% of 2021 Hotel EBITDA	Number of Hotels	Number of Rooms (3)(4)
Phoenix, AZ	16%	2	610
Orlando, FL	15%	3	1,141
Houston, TX	13%	3	1,220
Florida Keys, FL	10%	1	120
Atlanta, GA	8%	2	649
San Diego, CA	6%	2	486
Savannah, GA	5%	2	226
California North, CA(5)	5%	1	141
Denver, CO	5%	2	391
Dallas, TX	4%	2	961
Other	13%	12	2,921
Same-Property(1)	100%	32	8,866
Hyatt Regency Portland at the Oregon Convention Center		1	600
W Nashville		1	346
Total Portfolio		34	9,812

Market(2)	% of 2019 Hotel EBITDA	Number of Hotels	Number of Rooms (3)(4)
Houston, TX	12%	3	1,220
Orlando, FL	12%	3	1,141
Phoenix, AZ	11%	2	610
Dallas, TX	9%	2	961
San Francisco/San Mateo, CA	9%	1	688
San Jose/Santa Cruz, CA	7%	1	505
Atlanta, GA	6%	2	649
San Diego, CA	5%	2	486
Denver, CO	5%	2	391
Washington, DC-MD-VA	4%	2	472
Other	20%	12	1,743
Same-Property(1)	100%	32	8,866
Hyatt Regency Portland at the Oregon Convention Center		1	600
W Nashville		1	346
Total Portfolio		34	9,812
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.
3.As of September 30, 2022.
4.Two rooms at Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch were removed from inventory in 2022.
5.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2021)
For the Three Months Ended September 30, 2022, 2021, and 2019

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	49.1%	$267.69	$131.35	43.9%	$249.10	$109.30	20.2%
Orlando, FL	70.2%	187.96	132.03	57.2%	178.99	102.43	28.9%
Houston, TX	46.6%	205.07	95.64	50.5%	182.47	92.13	3.8%
Florida Keys, FL	75.6%	418.72	316.39	76.7%	465.09	356.74	(11.3)%
Atlanta, GA	69.1%	237.54	164.05	54.8%	216.71	118.77	38.1%
San Diego, CA	64.0%	444.37	284.36	54.2%	442.19	239.80	18.6%
Savannah, GA	81.8%	245.76	201.04	77.6%	251.78	195.27	3.0%
California North, CA(3)	79.2%	485.62	384.73	79.0%	447.54	353.63	8.8%
Denver, CO	78.2%	304.94	238.48	69.2%	287.40	198.85	19.9%
Dallas, TX	58.9%	172.75	101.70	50.0%	132.72	66.38	53.2%
Other	68.6%	244.20	167.56	55.8%	216.38	120.64	38.9%
Total	64.2%	$247.74	$159.06	55.4%	$227.97	$126.35	25.9%

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	49.1%	$267.69	$131.35	65.1%	$178.00	$115.92	13.3%
Orlando, FL	70.2%	187.96	132.03	71.8%	161.71	116.09	13.7%
Houston, TX	46.6%	205.07	95.64	67.5%	168.56	113.85	(16.0)%
Florida Keys, FL	75.6%	418.72	316.39	83.2%	299.29	248.89	27.1%
Atlanta, GA	69.1%	237.54	164.05	78.1%	190.51	148.86	10.2%
San Diego, CA	64.0%	444.37	284.36	79.9%	269.32	215.29	32.1%
Savannah, GA	81.8%	245.76	201.04	79.9%	201.93	161.39	24.6%
California North, CA(3)	79.2%	485.62	384.73	87.7%	367.29	322.07	19.5%
Denver, CO	78.2%	304.94	238.48	88.1%	289.28	254.99	(6.5)%
Dallas, TX	58.9%	172.75	101.70	65.2%	178.76	116.54	(12.7)%
Other	68.6%	244.20	167.56	83.7%	237.65	198.90	(15.8)%
Total	64.2%	$247.74	$159.06	76.2%	$214.29	$163.28	(2.6)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2021)
For the Nine Months Ended September 30, 2022, 2021, and 2019

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	61.6%	$380.29	$234.08	46.6%	$307.67	$143.33	63.3%
Orlando, FL	74.3%	217.73	161.82	53.8%	173.31	93.25	73.5%
Houston, TX	52.4%	210.61	110.32	50.7%	175.94	89.24	23.6%
Florida Keys, FL	87.5%	602.63	527.15	85.8%	514.83	441.53	19.4%
Atlanta, GA	63.8%	226.88	144.66	48.3%	197.19	95.17	52.0%
San Diego, CA	58.9%	405.38	238.72	36.9%	371.57	136.96	74.3%
Savannah, GA	82.5%	268.50	221.60	76.2%	230.79	175.80	26.1%
California North, CA(3)	74.5%	453.66	338.11	64.1%	352.80	226.24	49.4%
Denver, CO	67.6%	292.76	198.01	54.3%	263.46	143.03	38.4%
Dallas, TX	60.1%	177.19	106.51	41.7%	124.32	51.87	105.3%
Other	64.1%	241.20	154.63	42.2%	203.72	85.91	80.0%
Total	64.0%	$258.10	$165.17	47.6%	$216.23	$102.91	60.5%

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Phoenix, AZ	61.6%	$380.29	$234.08	74.3%	$277.02	$205.85	13.7%
Orlando, FL	74.3%	217.73	161.82	77.6%	194.43	150.80	7.3%
Houston, TX	52.4%	210.61	110.32	71.7%	178.85	128.21	(14.0)%
Florida Keys, FL	87.5%	602.63	527.15	88.2%	391.37	345.28	52.7%
Atlanta, GA	63.8%	226.88	144.66	77.7%	197.70	153.55	(5.8)%
San Diego, CA	58.9%	405.38	238.72	74.9%	266.00	199.33	19.8%
Savannah, GA	82.5%	268.50	221.60	80.5%	225.31	181.34	22.2%
California North, CA(3)	74.5%	453.66	338.11	84.4%	328.65	277.23	22.0%
Denver, CO	67.6%	292.76	198.01	81.2%	269.82	219.04	(9.6)%
Dallas, TX	60.1%	177.19	106.51	70.8%	189.21	133.91	(20.5)%
Other	64.1%	241.20	154.63	82.4%	243.41	200.49	(22.9)%
Total	64.0%	$258.10	$165.17	77.7%	$228.13	$177.32	(6.9)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.
3.Reflects Andaz Napa.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2019)
For the Three Months Ended September 30, 2022, 2021, and 2019

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	46.6%	$205.07	$95.64	50.5%	$182.47	$92.13	3.8%
Orlando, FL	70.2%	187.96	132.03	57.2%	178.99	102.43	28.9%
Phoenix, AZ	49.1%	267.69	131.35	43.9%	249.10	109.30	20.2%
Dallas, TX	58.9%	172.75	101.70	50.0%	132.72	66.38	53.2%
San Francisco/San Mateo, CA	75.7%	212.74	161.00	54.6%	154.55	84.34	90.9%
San Jose-Santa Cruz, CA	57.2%	227.18	129.92	34.9%	144.43	50.35	158.0%
Atlanta, GA	69.1%	237.54	164.05	54.8%	216.71	118.77	38.1%
San Diego, CA	64.0%	444.37	284.36	54.2%	442.19	239.80	18.6%
Denver, CO	78.2%	304.94	238.48	69.2%	287.40	198.85	19.9%
Washington, DC-MD-VA	67.9%	233.96	158.79	61.9%	204.68	126.78	25.2%
Other	72.4%	297.83	215.61	66.7%	297.32	198.45	8.6%
Total	64.2%	$247.74	$159.06	55.4%	$227.97	$126.35	25.9%

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	46.6%	$205.07	$95.64	67.5%	$168.56	$113.85	(16.0)%
Orlando, FL	70.2%	187.96	132.03	71.8%	161.71	116.09	13.7%
Phoenix, AZ	49.1%	267.69	131.35	65.1%	178.00	115.92	13.3%
Dallas, TX	58.9%	172.75	101.70	65.2%	178.76	116.54	(12.7)%
San Francisco/San Mateo, CA	75.7%	212.74	161.00	95.1%	238.98	227.36	(29.2)%
San Jose-Santa Cruz, CA	57.2%	227.18	129.92	82.6%	247.76	204.52	(36.5)%
Atlanta, GA	69.1%	237.54	164.05	78.1%	190.51	148.86	10.2%
San Diego, CA	64.0%	444.37	284.36	79.9%	269.32	215.29	32.1%
Denver, CO	78.2%	304.94	238.48	88.1%	289.28	254.99	(6.5)%
Washington, DC-MD-VA	67.9%	233.96	158.79	81.7%	218.37	178.39	(11.0)%
Other	72.4%	297.83	215.61	79.8%	250.63	200.13	7.7%
Total	64.2%	$247.74	$159.06	76.2%	$214.29	$163.28	(2.6)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Top Markets (2019)
For the Nine Months Ended September 30, 2022, 2021, and 2019

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	52.4%	$210.61	$110.32	50.7%	$175.94	$89.24	23.6%
Orlando, FL	74.3%	217.73	161.82	53.8%	173.31	93.25	73.5%
Phoenix, AZ	61.6%	380.29	234.08	46.6%	307.67	143.33	63.3%
Dallas, TX	60.1%	177.19	106.51	41.7%	124.32	51.87	105.3%
San Francisco/San Mateo, CA	73.4%	195.32	143.31	36.9%	148.86	54.87	161.2%
San Jose-Santa Cruz, CA	52.2%	215.61	112.45	24.0%	125.68	30.11	273.5%
Atlanta, GA	63.8%	226.88	144.66	48.3%	197.19	95.17	52.0%
San Diego, CA	58.9%	405.38	238.72	36.9%	371.57	136.96	74.3%
Denver, CO	67.6%	292.76	198.01	54.3%	263.46	143.03	38.4%
Washington, DC-MD-VA	62.3%	251.90	156.92	45.3%	203.55	92.13	70.3%
Other	69.3%	317.50	219.87	57.9%	276.60	160.14	37.3%
Total	64.0%	$258.10	$165.17	47.6%	$216.23	$102.91	60.5%

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	52.4%	$210.61	$110.32	71.7%	$178.85	$128.21	(14.0)%
Orlando, FL	74.3%	217.73	161.82	77.6%	194.43	150.80	7.3%
Phoenix, AZ	61.6%	380.29	234.08	74.3%	277.02	205.85	13.7%
Dallas, TX	60.1%	177.19	106.51	70.8%	189.21	133.91	(20.5)%
San Francisco/San Mateo, CA	73.4%	195.32	143.31	93.1%	244.44	227.52	(37.0)%
San Jose-Santa Cruz, CA	52.2%	215.61	112.45	83.0%	260.15	215.85	(47.9)%
Atlanta, GA	63.8%	226.88	144.66	77.7%	197.70	153.55	(5.8)%
San Diego, CA	58.9%	405.38	238.72	74.9%	266.00	199.33	19.8%
Denver, CO	67.6%	292.76	198.01	81.2%	269.82	219.04	(9.6)%
Washington, DC-MD-VA	62.3%	251.90	156.92	78.3%	234.42	183.60	(14.5)%
Other	69.3%	317.50	219.87	79.4%	256.53	203.63	8.0%
Total	64.0%	$258.10	$165.17	77.7%	$228.13	$177.32	(6.9)%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022
Occupancy	58.0%	69.8%	64.2%
ADR	$258.12	$267.72	$247.74
RevPAR	$149.60	$186.75	$159.06

Hotel Revenues	$204,969	$258,368	$217,739
Hotel EBITDA	$57,040	$86,494	$52,179
Hotel EBITDA Margin	27.8%	33.5%	24.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021
Occupancy	35.5%	51.7%	55.4%	56.4%	49.8%
ADR	$192.07	$219.90	$227.97	$241.82	$223.53
RevPAR	$68.13	$113.62	$126.35	$136.31	$111.33

Hotel Revenues	$86,246	$147,334	$163,978	$196,178	$593,736
Hotel EBITDA	$1,254	$36,103	$39,569	$53,918	$130,844
Hotel EBITDA Margin	1.5%	24.5%	24.1%	27.5%	22.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.6%	3.9%	24.6%	28.5%	28.6%
ADR	$232.71	$188.48	$175.51	$185.37	$207.04
RevPAR	$134.13	$7.32	$43.14	$52.77	$59.28

Hotel Revenues	$190,389	$13,594	$56,215	$72,515	$332,714
Hotel EBITDA	$32,285	$(33,901)	$(13,269)	$(2,249)	$(17,134)
Hotel EBITDA Margin	17.0%	(249.4)%	(23.6)%	(3.1)%	(5.2)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	77.2%	79.8%	76.2%	73.3%	76.6%
ADR	$240.59	$229.57	$214.29	$225.25	$227.44
RevPAR	$185.82	$183.11	$163.28	$165.01	$174.22

Hotel Revenues	$258,796	$252,207	$219,218	$239,980	$970,200
Hotel EBITDA	$79,140	$75,233	$51,483	$64,904	$270,759
Hotel EBITDA Margin	30.6%	29.8%	23.5%	27.1%	27.9%
1."Same-Property” includes all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020 and 2021, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2020, 2021, and 2022, and excludes the NOI guaranty payment at Andaz San Diego.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Monthly Operations Information

				vs 2019
2021	Occupancy (%)	ADR ($)	RevPAR ($)	Occupancy change in bps	ADR % change	RevPAR % change
January	25.1	172.93	43.46	(4,537)	(25.0)	(73.3)
February	35.0	187.10	65.47	(4,478)	(23.3)	(66.3)
March	46.2	205.87	95.21	(3,542)	(16.4)	(52.7)
1st Quarter	35.5	192.07	68.13	(4,176)	(20.2)	(63.3)
April	49.5	220.88	109.40	(3,230)	(6.9)	(43.6)
May	49.9	221.37	110.45	(2,821)	(5.8)	(39.8)
June	55.6	217.67	121.10	(2,376)	0.6	(29.5)
2nd Quarter	51.7	219.90	113.62	(2,809)	(4.2)	(38.0)
July	59.3	228.25	135.33	(1,894)	9.2	(17.3)
August	52.3	221.60	115.91	(2,391)	6.9	(26.6)
September	54.7	233.96	127.87	(1,943)	2.8	(24.1)
3rd Quarter	55.4	227.97	126.35	(2,077)	6.4	(22.6)
October	58.6	248.45	145.52	(2,207)	2.4	(25.6)
November	58.5	238.97	139.88	(1,547)	6.9	(15.4)
December	52.1	237.48	123.64	(1,309)	15.5	(7.7)
4th Quarter	56.4	241.82	136.31	(1,689)	7.4	(17.4)

FY 2021	49.8	223.53	111.33	(2,679)	(1.7)	(36.1)

2022
January	44.1	233.45	102.92	(2,642)	1.2	(36.7)
February	60.8	258.53	157.28	(1,893)	6.0	(19.1)
March	69.2	273.52	189.36	(1,244)	11.0	(5.9)
1st Quarter	58.0	258.12	149.60	(1,927)	7.3	(19.5)
April	72.0	280.62	202.16	(979)	18.3	4.2
May	69.0	264.98	182.81	(912)	12.8	(0.4)
June	68.3	256.97	175.42	(1,113)	18.8	2.1
2nd Quarter	69.8	267.72	186.75	(1,000)	16.6	2.0
July	63.5	246.91	156.90	(1,469)	18.1	(4.1)
August	62.0	238.30	147.64	(1,426)	15.0	(6.5)
September	67.2	257.56	173.10	(687)	13.2	2.7
3rd Quarter	64.2	247.74	159.06	(1,199)	15.6	(2.6)

1."Same-Property” reflects all hotels owned as of September 30, 2022, except for Hyatt Regency Portland at the Oregon Convention Center and W Nashville. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2021, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2022.